UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2020

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CFG	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 6.350% Fixed-to-Floating Rate Non- Cumulative Perpetual Preferred Stock, Series D	CFG PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E	CFG PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(b)(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Citizens Financial Group, Inc. (the “Company”) announced that today its Board of Directors (the “Board”) appointed Christopher J. Swift and Lee Alexander to the Company’s Board effective February 1, 2021. Mr. Swift currently serves as Chairman and Chief Executive Officer of The Hartford Financial Services Group, a national leader in property and casualty insurance, group benefits and mutual funds, founded in 1810. Mr. Alexander is the Executive Vice President and Chief Information Officer for The Clearing House, operator of core payments system infrastructure in the United States, including a real-time payment system. Mr. Swift will serve on the Board’s Risk Committee, and Mr. Alexander will serve on the Board’s Audit Committee. Mr. Swift and Mr. Alexander will receive compensation for their services pursuant to the Citizens Financial Group, Inc. Non-Employee Directors Compensation Policy.

The Company also announced that Howard Hanna, who has served on the Board since 2009, will retire from the Board after his current term expires at the annual meeting of shareholders in April 2021, given mandatory age considerations under the Company’s corporate governance guidelines. Mr. Hanna has served as a member of the Board’s Audit Committee and Nominating & Corporate Governance Committee. He is Chair of Hanna Holdings, the third largest real estate company in the U.S., as well as Chair of the Children’s Hospital of Pittsburgh.

The Company’s Board size will increase to 14 directors on February 1, 2021, before dropping back to 13 directors in April at the annual meeting of shareholders.

A copy of the Company’s press release announcing the appointments of Mr. Swift and Mr. Alexander and Mr. Hanna’s retirement is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	Press Release issued by the Company, dated November 30, 2020

	Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary

Date: November 30, 2020